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Selected Financial Condition Data:

					 At December 31,	At March 31,
					     2004		    2004
						    (In Thousands)
Total Assets 				  $185,447 		 $160,003
Loans Receivable, net (1) 	  	   119,359 		  113,059
Securities Available for Sale 	     	     3,034 		    3,421
Securities Held to Maturity 	    	    47,714 		   32,707
Deposits 			   	   111,025 		  107,861
Total Borrowings 		            43,350 		   23,200
Stockholders' Equity 		     	    27,667    		   26,231

(1) The allowance for loan losses
    was $737,000 and $582,000
    at December 31, 2004 and
    March 31,2004 respectively.

					 Three Months Ended    Nine Months Ended
					    December 31,          December 31,
					 2004	     2003      2004        2003
		                        (In thousands, except for per share data)
Selected Operating Data:

Interest Income 			$2,506 	    $2,174     $7,338 	  $6,187
Interest Expense 		           728 	       582      2,115 	   1,585
Net Interest Income 			 1,778       1,592      5,223 	   4,602
Provision for Loan Losses 	            -	       -	  125 	     -
Net Interest Income after provision
 for Loan Losses			 1,778       1,592      5,098      4,602
Non-interest income 		 	   208 		96 	1,320        305
Non-interest expense 			 1,150       1,040      3,554      2,954
Income before income taxes 		   836 	       648 	2,864      1,953
Income taxes		   		   350 	       302 	1,211        882
Net income 				   486 	       346 	1,653      1,071
Net Income per share- Basic  		 $0.31 	     $0.22 	$1.04 	   $0.67
Net Income per share -Fully Diluted 	 $0.30 	     $0.22 	$1.04 	   $0.67



Selected Financial Ratios and Other Data:

					At or for the Three Months Ended
					           December 31,
Performance Ratios: 	 	   	    2004		2003

Return on Average Assets 		   1.05%		0.87%
Return on Average Equity 		   7.07%		5.30%
Interest Rate Spread		 	   3.73%		3.91%

Asset Quality Ratios:

Non-performing assets to total assets 	   0.09%		0.12%
Allowance for loan losses to non
 performing loans			 810.52%	       481.70%
Allowance for loan losses
 to total loan receivable  	      	   0.62%		 0.53%

Capital Ratio:
Equity to total assets	 	    	  14.92%		16.32%



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